Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Mutual Funds and ING Mayflower Trust

We consent to the use of our report dated December 22, 2009, incorporated herein by reference, on ING Asia-Pacific Real Estate Fund, ING Emerging Countries Fund, ING European Real Estate Fund, ING Foreign Fund, ING Global Bond Fund, ING Global Equity Dividend Fund, ING Global Natural Resources Fund, ING Global Real Estate Fund, ING Global Value Choice Fund, ING Greater China Fund, ING Index Plus International Equity Fund, ING International Capital Appreciation Fund, ING International Real Estate Fund, ING International SmallCap Multi-Manager Fund, ING International Value Choice Fund, ING Russia Fund, and ING Diversified International Fund, each a series of ING Mutual Funds, and ING International Value Fund, a series of ING Mayflower Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

February 24, 2010